                                                                 Exhibit 3.38(a)

    STATE OF DELAWARE
    SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/02/1992
   712307006 - 2314551


                         CERTIFICATE OF INCORPORATION

                                      OF

                             PHOENIX LAND COMPANY


                                  ARTICLE ONE
                                  -----------

     The name of the corporation is Phoenix Land Company (hereinafter called the "Corporation").

                                   ARTICLE TWO
                                   -----------

     The address of the Corporation's registered office in the state of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, in this City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                 ARTICLE THREE
                                 -------------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                 ARTICLE FOUR
                                 ------------

     The total number of shares which the Corporation shall have the authority to issue is One Thousand (1,000) shares, all of which shall be shares of Common Stock, without par value.


                                 ARTICLE FIVE
                                 ------------

     The name and mailing address of the incorporator is as follows;

     Name                        Address
     ----                        -------

     Eileen C. McNamara          c/o Kirkland & Ellis
                                 55 East 52nd Street
                                 16th Floor
                                 New York, NY 10055

                                  ARTICLE SIX
                                  -----------

     The directors shall have the power to adopt, amend or repeal By-Laws, except as may otherwise be provided in the By-Laws.

                                 ARTICLE SEVEN
                                 -------------

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by Paragraph (7) of Subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended or supplemented.

                                 ARTICLE EIGHT
                                 -------------

     The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                 ARTICLE NINE
                                 ------------

     The Corporation reserves the right to amend or repeal any provisions contained in this Certificate of Incorporation from time to time and at any time in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders and directors are granted subject to such reservation.


     I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation in pursuance of the General Corporation Law of the State of Delaware, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 2nd day of November, 1992.


                                               /s/ Eileen C. McNamara
                                               ------------------------------
                                               Eileen C. NcNamara
                                               Sole Incorporator

                               State of Delaware
                        Office of the Secretary of State               PAGE 1

                        --------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CHANGE OF REGISTERED AGENT OF "PHOENIX LAND COMPANY", FILED IN THIS OFFICE ON THE TWELFTH DAY OF OCTOBER, A.D. 1993, AT 10 O'CLOCK A.M.




          [SEAL APPEARS HERE]          /s/ Edward J. Freel
                                       --------------------------------------
                                       Edward J. Freel, Secretary of State


                                       AUTHENTICATION:
                                                          9429642
                                                 DATE:
                                                          11--30--98

                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                   * * * * *

                     PHOENIX LAND COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          The present registered agent of the corporation is Corporation Service
                                Company and the present registered office of the

corporation is in the county of New Castle

          The Board of Directors of PHOENIX LAND COMPANY

 adopted the following resolution on the 1st day of October, 1993

              Resolved, that the registered office of PHOENIX LAND COMPANY in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

          IN WITNESS WHEREOF, Phoenix Land Company                   has caused
this statement to be signed by Michael B. Nowobilski                      , its
                   President and attested by Kevin L. Yocum
-------------------
its                    Secretary this 1st day of  October   , 1993
    ------------------

                                             By /s/ Michael B. Nowabilski
                                               -------------------------------
                                                                 President
                                                    -------------

ATTEST:

By /s/ Kevin L. Yocum
   -----------------------------
                   Secretary
      ------------